Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Current Report on Form 8-K of IAC/InterActiveCorp of our report dated March 7, 2019, with respect to the consolidated financial statements of Care.com, Inc. as of December 29, 2018 and for the two years ended December 29, 2018, included in the Registration Statement (Form S-1 No. File No. 333-239204) and related Prospectus of IAC Holdings, Inc. filed with the Securities and Exchange Commission on June 16, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 1, 2020